Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Scott Solomon
Chief Financial Officer	Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: tuc@investorrelations.com

Mac-Gray Announces Third-Quarter Financial Results

WALTHAM, MA, October 31, 2013 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter ended September 30, 2013.

Mac-Gray reported that third quarter of 2013 revenue increased to $79.5 million, compared with $77.9 million in the third quarter of 2012.  Net income for the third quarter of 2013 was $1.5 million, or $0.09 per diluted share, compared with net income of $1.5 million, or $0.10 per diluted share, for the same period in 2012.  Third-quarter 2013 net income includes $420,000 of transaction costs related to the previously announced proposed merger with CSC Fenway, Inc., a wholly-owned subsidiary of Spin Holdco Inc., which is a wholly-owned subsidiary of CSC ServiceWorks, Inc., and a pre-tax unrealized gain of $29,000 related to fuel commodity derivatives. Third-quarter of 2012 net income included non-cash unrealized gains related to interest rate and fuel commodity derivative instruments of $125,000, and $67,000, respectively.  Excluding these items from both periods, adjusted net income for the third quarter of 2013 increased to $1.7 million, or $0.11 per diluted share, compared with adjusted net income for the third quarter of 2012 of $1.2 million, or $0.08 per diluted share.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the third quarter of 2013, Mac-Gray’s earnings before interest expense, income tax expense, depreciation and amortization expense (EBITDA) was $14.6 million, compared with $15.6 million in the year-earlier quarter.  Excluding from both periods, unrealized gains/losses related to interest rate and fuel commodity derivative instruments as well as transaction costs in the third quarter of 2013, EBITDA was $15.0 million for the third quarter of 2013, compared with $15.4 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

“Results for the third-quarter improved over last year’s same period with revenue growth of two percent and our sixth consecutive quarter of increased profitability,” said Chief Executive Officer Stewart G. MacDonald. “Same-location multi-housing revenue grew 1% in the third quarter compared with the third quarter of 2012, primarily reflecting the success of our vend management capabilities.  Commercial equipment sales grew 29 percent over last year’s third quarter reflecting strength in this sector, despite a reduced scope to only the New England region.”

“Our business through the first nine months of the year is stable, with year-to-date revenue and gross margin on par with the same period in 2012,” MacDonald said. “During this year we have completed and successfully integrated the tuck-in acquisitions of three small laundry facilities management businesses that have contributed to our performance.”

Net income, as adjusted, and EBITDA, as adjusted, exclude unrealized gains/losses related to interest rate derivative instruments and fuel commodity derivatives, and any one-time charges to income.

In light of the pending merger of Mac-Gray with CSC Fenway, the Company will not be hosting a third-quarter financial results conference call and has discontinued its financial guidance. Further, Mac-Gray’s previous guidance for 2013 is withdrawn and should not be relied upon.  Mac-Gray will publish further details regarding its third-quarter results in the Management’s Discussion and Analysis and consolidated financial statements of its Quarterly Report on Form 10-Q, which it plans to file next week with the Securities and Exchange Commission.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 44 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed merger with CSC Fenway, including the timing of the transaction.  Mac-Gray intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Mac-Gray, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, Mac-Gray’s ability to renew long-term customer contracts, the proposed merger with CSC Fenway, the ability to satisfy the closing conditions set forth in the merger agreement, including obtaining stockholder approval and those conditions related to antitrust clearance, the ability of the parties to consummate the proposed transaction and those risks set forth in Mac-Gray’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Except as expressly required by law, Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this news release.  All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Revenue	$77,873	$79,511	$239,936	$240,325
Cost of revenue:
Cost of facilities management revenue	52,600	53,925	160,840	161,659
Depreciation and amortization	10,706	10,878	31,536	32,230
Cost of products sold	2,827	3,665	8,675	8,932
Total cost of revenue	66,133	68,468	201,051	202,821

Gross margin	11,740	11,043	38,885	37,504

Operating expenses:
Selling, general and administration expenses	7,291	7,172	24,567	22,951
Loss (gain) on sale or disposal of assets, net	(57)	(114)	(97)	(269)
Incremental costs of proxy contests	—	—	377	770
Transaction costs	—	420	—	597
Total operating expenses	7,234	7,478	24,847	24,049

Income from operations	4,506	3,565	14,038	13,455

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	1,931	1,147	7,235	4,100
Loss on early extinguishment of debt	—	—	3,762	54
Income before income tax expense	2,575	2,418	3,041	9,301
Income tax expense	1,104	961	1,285	3,714
Net income	$1,471	$1,457	$1,756	$5,587
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	173	—	493	130
Comprehensive income	$1,644	$1,457	$2,249	$5,717
Net income per share — basic	$0.10	$0.10	$0.12	$0.38
Net income per share — diluted	$0.10	$0.09	$0.12	$0.37
Weighted average common shares outstanding - basic	14,447	14,715	14,396	14,634
Weighted average common shares outstanding — diluted	15,134	15,405	15,078	15,206

– MORE –

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$14,328	$13,537
Trade receivables, net of allowance for doubtful accounts	5,835	6,704
Inventory of finished goods, net	1,284	2,144
Prepaid expenses, facilities management rent and other current assets	10,624	12,781
Total current assets	32,071	35,166
Property, plant and equipment, net	129,947	143,699
Goodwill	57,737	58,185
Intangible assets, net	169,640	164,395
Prepaid expenses, facilities management rent and other assets	12,014	14,307
Total assets	$401,409	$415,752

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,201	$1,587
Trade accounts payable and accrued expenses	22,866	29,032
Accrued facilities management rent	20,930	20,390
Total current liabilities	44,997	51,009
Long-term debt and capital lease obligations	190,969	196,141
Deferred income taxes	46,770	45,133
Other liabilities	1,386	1,178
Total liabilities	284,122	293,461
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,516,074 issued and outstanding at December 31, 2012, and 14,734,072 issued and outstanding at September 30, 2013)	145	147
Additional paid in capital	89,706	92,918
Accumulated other comprehensive loss	(130)	—
Retained earnings	27,566	29,226
Total stockholders’ equity	117,287	122,291
Total liabilities and stockholders’ equity	$401,409	$415,752

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Net income, as reported	$1,471	$1,457	$1,756	$5,587

Income before income tax expense, as reported	$2,575	$2,418	$3,041	$9,301
Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(125)	—	(360)	(196)
Unrealized gain related to change in fair value of fuel commodity derivative instruments (2)	(67)	(29)	(43)	(20)
Loss on early extinguishment of debt (3)	—	—	3,762	54
Incremental costs of proxy contests (4)	—	—	377	770
Transaction costs (5)	—	420	—	597

Income before income tax expense, as adjusted	2,383	2,809	6,777	10,506
Income tax expense, as adjusted	1,159	1,122	2,864	4,128

Net income, as adjusted	1,224	1,687	3,913	6,378

Diluted earnings per share, as adjusted	$0.08	$0.11	$0.26	$0.42

(1)         Represents the unrealized gain on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)         Represents the unrealized loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment

(3)         Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2012 and 2013 annual meetings.

(5)         Represents costs associated with the Company’s proposed combination with CSC ServiceWorks, Inc. announced on October 15, 2013 (“the Transaction”).

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Net income as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Net income, as adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes,

Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Net income	$1,471	$1,457	$1,756	$5,587

Interest expense	1,966	1,063	7,239	4,034
Income tax expense	1,104	961	1,285	3,714
Depreciation and amortization	10,922	11,056	32,162	32,784
Amortization of deferred financing costs	90	84	356	262

EBITDA	15,553	14,621	42,798	46,381

Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(125)	—	(360)	(196)
Unrealized gain related to change in fair value of fuel commodity derivative instruments (2)	(67)	(29)	(43)	(20)
Loss on early extinguishment of debt (3)	—	—	3,762	54
Incremental costs of proxy contests (4)	—	—	377	770
Transaction costs (5)	—	420	—	597

EBITDA, as adjusted	$15,361	$15,012	$46,534	$47,586

(1)         Represents the unrealized gain on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)         Represents the unrealized loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)         Represents the partial write off of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2012 and 2013 annual meetings.

(5)         Represents costs associated with the Transaction.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our senior credit facilities.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.